EXHIBIT 5.1

December 19, 2013

Facebook, Inc.

1601 Willow Road

Menlo Park, California 94025

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) filed by Facebook, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on December 19, 2013 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 70,000,000 shares of the Company’s Class A Common Stock, $0.000006 par value per share (the “Class A Common Stock”), consisting of (i) up to 27,004,761 shares of the Company’s Class A Common Stock that will be issued and sold by the Company (the “Company Shares”) and (ii) up to 42,995,239 shares of the Company’s Class A Common Stock (the “Selling Stockholders’ Shares”) that will be sold by two selling stockholders of the Company (the “Selling Stockholders”), which number of Selling Stockholders’ Shares includes (a) an aggregate of up to 1,645,239 presently issued and outstanding shares held and to be sold by one of the Selling Stockholders and (b) an aggregate of up to 41,350,000 shares that are not now issued or outstanding, but are issuable upon the exercise of an outstanding option held by the other Selling Stockholder. The Company and the Selling Stockholders propose to sell the Class A Common Stock under the Registration Statement in an underwritten offering (the “Offering”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following:

(1)	the Company’s Restated Certificate of Incorporation, certified by the Delaware Secretary of State on May 22, 2012 (the “Certificate”);

(2)	the Company’s Amended and Restated Bylaws, as certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof (the “Bylaws”);

(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)	the preliminary prospectus dated December 19, 2013, prepared in connection with the Registration Statement (the “Prospectus);

Facebook, Inc.

December 19, 2013

(5)	minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and the Company’s stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Certificate, (ii) the Bylaws, (iii) the Registration Statement and the authorization, issuance and sale of Company Shares pursuant to the Registration Statement, (iv) the authorization and issuance by the Company of the Selling Stockholders’ Shares that are to be sold by the Selling Stockholders pursuant to the Registration Statement, and (v) stock, stock option or other plans and agreements under which the Selling Stockholders’ Shares have been, or are to be, issued by the Company;

(6)	the stock records of the Company that the Company has provided to us (consisting of a certificate from the Company’s transfer agent, Computershare Trust Company, N.A., dated December 18, 2013, verifying the number of the Company’s issued and outstanding shares of capital stock as of December 17, 2013, and a statement prepared by the Company as to the number of issued and outstanding options, restricted stock units and any additional shares of capital stock reserved for future issuance in connection with the Company’s 2005 Stock Plan, 2005 Officers’ Stock Plan and 2012 Equity Incentive Plan as of December 17, 2013);

(7)	the agreements pursuant to which the Selling Stockholders’ Shares were originally issued or will be issued;

(8)	a Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated December 18, 2013, stating that the Company is in good standing and has a legal corporate existence under the laws of the State of Delaware (the “Certificate of Good Standing”); and

(9)	a management certificate addressed to us and dated as of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

The Company’s capital stock is uncertificated. We assume that issued Class A Common Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate that represents such issued Class A Common Stock has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law, and that the Company will properly register the transfer of the Class A Common Stock to the purchasers of such Class A Common Stock on the Company’s record of uncertificated securities.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

Facebook, Inc.

December 19, 2013

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the existing Delaware General Corporation Law and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Management Certificate.

In connection with our opinions expressed below, we have assumed (i) that, at or prior to the time of the issuance, if not already outstanding, and the delivery of any shares of Class A Common Stock as set forth in the Registration Statement and the Prospectus, the Registration Statement will remain effective under the Securities Act, (ii) that the shares of Class A Common Stock will have been registered under the Securities Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, and (iii) that there will not have occurred any change in law affecting the validity of the issuance of such shares of Class A Common Stock.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Commission of the type described herein.

Based upon the foregoing, it is our opinion that:

(1)	The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware;

(2)	The up to 27,004,761 Company Shares to be issued and sold by the Company pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and in accordance with the resolutions adopted by the Board and the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable;

(3)	The up to 1,645,239 Selling Stockholders’ Shares to be sold by a Selling Stockholder pursuant to the Registration Statement are validly issued, fully paid and nonassessable; and

(4)	The up to 41,350,000 Selling Stockholders’ Shares to be issued by the Company upon the exercise of an option by a Selling Stockholder and to be sold by the Selling Stockholder pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

Facebook, Inc.

December 19, 2013

This opinion is intended solely for use in connection with the issuance and sale of shares of Class A Common Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP